Exhibit 10.2

MODIFICATION NO.13
TO LEASE NO. N62467-96-RP-00147

     THIS MODIFICATION, made and entered into this 7th day of June, 2001, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above lease entered into the 12th day of August, 1998.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

1. Paragraph 2. TERM, is hereby amended to extend the term of the Lease for an additional period as follows:

Option	Option Period	Option Exercise Date
6	19 August 2002 to 18 August 2003	18 July 2002
7	19 August 2003 to 18 August 2004	18 July 2003
8	19 August 2004 to 30 September 2004	18 July 2004
9	01 October 2004 to 30 June 2005	31 August 2004
10	01 July 2005 to 31 December 2005	31 May 2005
11	01 January 2006 to 31 December 2006	30 November 2005
12	01 January 2007 to 31 December 2007	30 November 2006
13	01 January 2008 to 31 December 2008	30 November 2007
14	01 January 2009 to 31 December 2009	30 November 2008
15	01 January 2010 to 31 December 2010	30 November 2009
16	01 January 2011 to 31 December 2011	31 November 2010

All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

UNITED STATES OF AMERICA

By: /s/

Title: Real Estate Contracting Officer

LOUISVILLE/JEFFERSON COUNTY
REDEVELOMENT AUTHORITY

By: /s/

Title: President/Executive Director